Exhibit 21
SUBSIDIARIES OF GLADSTONE LAND CORPORATION
Arizona
East Shelton Road, LLC
Reagan Road Willcox, LLC
Spot Road Dateland, LLC
California
American Avenue Kerman CA, LP
Bear Mountain Arvin, LP
Broadway Road Moorpark, LLC
Calaveras Avenue Coalinga, LP
Cat Canyon Road Los Alamos, LP
Central Avenue Kerman, LP
Dalton Lane Watsonville, LLC
Diego Ranch Stanislaus, LP
Driver Road McFarland CA, LP
Dufau Road Oxnard, LP
Eight Mile Road Stockton CA, LP
Espinosa Road Salinas, LP
Firestone Avenue Coalinga CA, LP
Flint Avenue Hanford, LP
Fountain Springs Avenue Ducor CA, LP
Greenhills Boulevard Chowchilla CA, LP
Jayne Avenue Huron, LP
Las Posas Camarillo CA, LP
Natividad Road Salinas, LLC
Naumann Road Oxnard, LP
Nevada Ranch Merced, LP
Olsen Road Snelling CA, LP
Round Mountain Road Camarillo CA, LP
San Andreas Road Watsonville, LLC
Santa Clara Avenue Oxnard, LP
San Juan Grade Road Salinas CA, LP
Spring Valley Road Watsonville, LP
Sunnyside Avenue Madera, LP
Sutter Avenue Coalinga, LP
Sycamore Road Arvin, LP
Taft Highway Bakersfield, LP
West Beach Street Watsonville, LLC
West Gonzales Road Oxnard, LLC
West Lost Hills Road Coalinga CA, LP
West Sierra Avenue Earlimart CA, LP
Withers Road Napa CA, LP
Yolo County Line Road Arbuckle CA, LP
South Avenue Corning CA, LP
Lerdo Highway Shafter CA, LP
Maricopa Highway Bakersfield CA, LP

Raymond Road Madera CA, LP
West Lerdo Highway Lost Hills CA, LP
Colorado
Baca County Edler, LLC
County Road 18 Holyoke CO, LLC
Gunbarrel Road Alamosa. LLC
Horse Creek Baca, LLC
JJ Road Pritchett, LLC
Delaware
Gladstone California Farmland GP, LLC
Gladstone Land Advisers, Inc.
Gladstone Land Limited Partnership
Gladstone Land Partners, LLC
Gladstone Lending Company, LLC
Florida
Citrus Boulevard Stuart, LLC
Colding Loop Road Wimauma, LLC
Corbitt Road Immokalee, LLC
Immokalee Exchange, LLC
Keysville Road Plant City, LLC
Lithia Road Plant City, LLC
McIntosh Road Dover, LLC
Orange Avenue Fort Pierce, LLC
Owl Hammock Immokalee, LLC
Parrish Road Duette, LLC
Parrot Avenue Okeechobee, LLC
Plantation Road Marianna, LLC
Trapnell Road Plant City, LLC
Wauchula Road Duette, LLC
West Citrus Boulevard Stuart FL, LLC
West Orange Avenue Fort Pierce FL, LLC
Farm Road Port Charlotte FL, LLC
Georgia
Cogdell Highway Pearson GA, LLC

Maryland
Mt. Hermon Road Salisbury MD, LLC
Palmer Mill Road Hurlock MD, LLC
Michigan
20th Avenue South Haven, LLC
38th Avenue Covert, LLC
Blue Star Highway Fennville MI, LLC
Cemetery Road Bangor, LLC
Van Buren Trail Covert MI, LLC
Nebraska

Highway 17 Wauneta NE, LLC
Holt County Stuart, LLC
Indian Highway Palisade NE, LLC
Lamar Valley Champion NE, LLC
Rock County Bassett, LLC
Somerset Road Grant NE, LLC
New Jersey
Richards Avenue Hammonton NJ, LLC
Almena Drive Paw Paw MI, LLC
North Carolina
Poplar Street Bladenboro, LLC

Oregon
Collins Road Clatskanie, LLC
Oregon Trail Highway, LLC
Sequoia Street Brooks, LLC
Wallace Road Salem OR, LLC
Chuckhole Lane Milton-Freewater OR, LLC
South Carolina
Tractor Road Bamberg SC, LLC
Texas
Bunker Hill Road Dalhart TX, LP
Washington
Oasis Road Walla Walla, LLC
Rock Road Sumas WA, LLC